UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2018 (December 13, 2018)

BELMOND LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493

(Commission File Number)	(IRS Employer Identification Number)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2018, Belmond Ltd., an exempted company incorporated in Bermuda (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LVMH Moët Hennessy - Louis Vuitton SE, a corporation organized under the laws of France (“LVMH”), Palladio Overseas Holding Limited, a company organized under the laws of England and Wales and an indirect, wholly-owned subsidiary of LVMH (“Holding”), and Fenice Ltd., an exempted company organized under the laws of Bermuda and a wholly-owned subsidiary of Holding (“Merger Sub”) pursuant to which LVMH will acquire the Company.

The Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company in accordance with the Bermuda Companies Act (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub will thereupon cease and the Company will be the surviving company in the Merger (the “Surviving Company”) and become a subsidiary of Holding.

Under the Merger Agreement, at the Effective Time, each Class A common share, par value $0.01 per share, of the Company (the “Class A Shares”) issued and outstanding immediately prior to the Effective Time (other than Class A Shares held by the Company as treasury stock or that are owned by LVMH, Holding or Merger Sub or by any subsidiary of the Company) will be converted into the right to receive $25.00 per Class A Share in cash, net of applicable withholding taxes and without interest (the “Per Share Merger Consideration”).  Any Class A Shares that are owned by shareholders who have complied with the requirements under the Bermuda Companies Act with respect to their rights to require appraisal of their Class A Shares and have not withdrawn or waived such right shall also be converted into the right to receive the Per Share Merger Consideration, together with any greater amount in accordance with the appraisal procedures under the Bermuda Companies Act. All of the Company’s Class B common shares, par value $0.01 per share (“Class B Shares”), will remain outstanding as Class B shares, par value $0.01 per share, of the Surviving Company and be unaffected by the Merger.

At the Effective Time, (i) all Company stock options outstanding immediately prior to the Effective Time will be cancelled in exchange for the right to receive a lump sum cash payment (without interest and less applicable withholding taxes) in an amount equal to the excess of the Per Share Merger Consideration over the per share exercise price of the option, multiplied by the number of Class A Shares underlying the option, (ii) all Company deferred share awards and Company restricted share awards outstanding immediately prior to the Effective Time will be cancelled in exchange for the right to receive a lump sum cash payment (without interest and less applicable withholding taxes) in an amount equal to the Per Share Merger Consideration, multiplied by the number of Class A Shares underlying the award and (iii) all Company performance share awards outstanding immediately prior to the Effective Time will be cancelled in exchange for the right to receive a lump sum cash payment (without interest and less applicable withholding taxes) in an amount equal to the Per Share Merger Consideration, multiplied by the number of Class A Shares subject to the performance share award calculated based on the target level of achievement.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including: (i) the approval of the Merger Agreement by three-fourths (75%) of the votes cast by the Company’s Class A and Class B shareholders, voting together as a class, at the Company’s shareholder meeting, (ii) the receipt of antitrust approvals in certain foreign jurisdictions and (iii) the absence of any law or governmental order prohibiting the Merger. The parties’ respective obligations to complete the Merger are also subject to certain other customary conditions, including, among other things, the accuracy of their representations and warranties in the Merger Agreement (including, in the case of the Company, no material adverse effect on the Company having occurred since the signing of the Merger Agreement), and the performance of their respective obligations.

The Company has made customary representations and warranties in the Merger Agreement.  The Merger Agreement also contains customary pre-closing covenants, including that the Company operate its businesses in the ordinary course consistent with past practice and refrain from taking certain actions without LVMH’s consent. The Company and LVMH have each agreed to use their best efforts to consummate the Merger, including using best efforts to obtain all required regulatory approvals.

The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making an inquiry or proposal for an alternative transaction, and requiring the Company’s board of directors to recommend that the Company’s shareholders vote to approve the Merger Agreement at the Company’s shareholder meeting, in each case subject to certain exceptions. The board of directors of the Company may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event, and in the case of an unsolicited superior proposal the Company would have the right to terminate the Merger Agreement, provided that it pay the termination fee described below.

The Merger Agreement contains certain termination rights for the Company and LVMH, including, (i) in the event the Merger is not completed by October 31, 2019 (subject to each party having the right to extend to December 31, 2019 in the event that the required regulatory approvals have not been obtained), (ii) in the event the Company’s shareholders do not approve the Merger at the Company’s shareholder meeting, (iii) the right of the Company to terminate the Merger Agreement to accept a superior proposal, subject to specified limitations, and (iv) the right of LVMH to terminate the Merger Agreement if the Company’s board of directors changes its recommendation with respect to the Merger.

The Merger Agreement also requires the Company to pay a termination fee of $92,261,000 in the event the Merger Agreement is terminated in certain circumstances, including if the Company’s board of directors changes its recommendation prior to the shareholder meeting or the Company accepts a superior proposal. The Company will also be required to pay a termination fee if a competing proposal has been publicly announced or delivered to the board of directors (and not withdrawn) and the Merger Agreement is terminated for certain reasons, including a material breach by the Company or the failure of the Company’s shareholders to approve the Merger, if the Company enters into an acquisition agreement for or otherwise consummates a competing proposal within 12 months following termination.

Support Agreement

In connection with the Company’s entry into the Merger Agreement, Belmond Holdings 1 Ltd. (“Belmond Holdings”), a wholly owned subsidiary of the Company and owner of all of the outstanding Class B Shares entered into a Support Agreement, dated as of December 13, 2018, with LVMH (the “Support Agreement”). Under the Support Agreement, Belmond Holdings has agreed to attend the Company’s shareholder meeting and to vote, or cause to be voted, all of the Class B Shares in favor of the approval of the Merger Agreement at such meeting. The Support Agreement will terminate upon any termination of the Merger Agreement, or if the Company’s board of directors changes its recommendation in favor of the Merger Agreement.

Rights Agreement Amendment

In connection with the Company’s entry into the Merger Agreement, the Company and Computershare Trust Company N.A. (“Computershare”) entered into Amendment No. 3 to the Amended and Restated Rights Agreement, dated December 13, 2018 (the “Rights Agreement Amendment”), amending the Rights Agreement, dated June 1, 2000, as amended and restated as of April 12, 2007, by and between the Company (f/k/a Orient-Express Hotels Ltd.) and Computershare, as rights agent (as amended, the “Rights Agreement”). The effect of the Rights Agreement Amendment is to permit the Merger and the other transactions contemplated by the Merger Agreement and the Support Agreement to occur without triggering any distribution or other adverse event to LVMH or its affiliates under the Rights Agreement. In particular, (i) none of LVMH, Holding, Merger Sub or any of their respective affiliates or associates will become an Acquiring Person (as defined in the Rights Agreement) and (ii) neither a Shares Acquisition Date (as defined in the Rights Agreement) or a Distribution Date (as defined in the Rights Agreement) will occur as a result of the announcement, approval, execution, delivery and/or performance of the Merger Agreement or the Support Agreement or the consummation of any of the transactions contemplated thereby, including the Merger. Additionally, the Rights Agreement Amendment provides that the Rights (as defined in the Rights Agreement) will expire and cease to be exercisable immediately prior to, but contingent on the occurrence of, the Effective Time. In the event that the Merger Agreement is terminated in accordance with its terms, the Rights Agreement Amendment will be of no further force or effect and the Rights Agreement shall remain the same as it existed immediately prior to the execution of the Rights Amendment, subject to ministerial exceptions.

Additional Information

The foregoing descriptions of the Merger Agreement, the Support Agreement, the Rights Agreement Amendment and the transactions contemplated thereby, including the Merger, do not purport to be complete and are qualified in their entirety by the full text thereof, which are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, LVMH or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties (including qualifications contained in confidential disclosures, some of which have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law the Company undertakes no obligation any such information.

Item 3.03	Material Modification to the Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Rights Agreement Amendment is incorporated by reference into this Item 3.03.

Item 8.01	Other Events

On December 14, 2018, the Company and LVMH issued a joint press release in connection with the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit
2.1†	Agreement and Plan of Merger, dated as of December 13, 2018, by and among Belmond Ltd., LVMH Moët Hennessy - Louis Vuitton SE, Palladio Overseas Holding Limited and Fenice Ltd.
4.1	Amendment No. 3 to Amended and Restated Rights Agreement, dated December 13, 2018, between Belmond Ltd. (f/k/a Orient-Express Hotels Ltd.) and Computershare Trust Company N.A.
10.1	Support Agreement, dated as of December 13, 2018, by and between LVMH Moët Hennessy - Louis Vuitton SE and Belmond Holdings 1 Ltd.
99.1	Joint Press Release, dated December 14, 2018.

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

Cautionary Statements

This filing and the exhibits contained herein include, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company's three-point growth strategy, future revenue, earnings, RevPAR, EBITDA and adjusted EBITDA, statement of operations and cash flow outlook, investment plans, debt refinancings, asset acquisitions, leases and sales, entry into third-party management contracts, operating synergies and revenue opportunities, operating systems, and benefits of the Company’s brand and similar matters that are not historical facts and therefore involve risks and uncertainties. These statements are based on management’s current expectations and beliefs regarding future developments, are not guarantees of performance and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause actual results, performance and achievements to differ from those express or implied in the forward-looking statements include, but are not limited to, those mentioned in the filing and exhibits included herein, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally, the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger, our ability to execute and achieve our three-point growth strategy, future effects, if any, on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize expected hotel bookings and reservations and planned real estate sales as actual revenue, inability to sustain price increases or to reduce costs, rising fuel costs adversely impacting customer travel and the Company’s operating costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing any future asset acquisitions, leases, sales and third-party management contracts, debt refinancings, capital expenditures and acquisitions, inability to reduce funded debt as planned or to obtain bank agreement to any future requested loan agreement waivers or amendments, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, possible challenges to the Company’s ownership of its brands, the Company’s reliance on technology systems and its development of new technology systems, changing global or regional economic conditions and weakness in financial markets which may adversely affect demand, legislative, regulatory and political developments (including the evolving political situation in Ukraine, Brazil, and Peru, and regional events in Myanmar, in the United Kingdom in respect of its withdrawal from the European Union and in the United States in respect of its evolving immigration and trade policies and the Tax Cuts and Jobs Act of 2017, and the resulting impact of these situations on local and global economies, exchange rates and on current and future demand), the threat or current transmission of epidemics, infectious diseases, and viruses, such as the Zika virus which may affect demand in Latin America, including the Caribbean, and elsewhere, and possible challenges to the Company’s corporate governance structure. Further information regarding these and other factors that could cause management’s current expectations and beliefs not to be realized is included in the filings by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statement, whether due to new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and LVMH Moët Hennessy - Louis Vuitton SE, the Company intends to prepare and distribute to its shareholders a proxy statement. To facilitate the Company’s shareholders’ review and consideration of the proposed transaction, the Company intends to furnish the proxy statement with the SEC on a Current Report on Form 8-K. THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement as well as other filings containing information about the Company, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge within the investor relations section of the Company’s website at investor.belmond.com.  The Company is incorporated in the Islands of Bermuda and is a “foreign private issuer” within the meaning of the rules of the SEC. As such, the Company is exempt from the disclosure and procedural requirements of the SEC’s proxy rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELMOND LTD.

	By:	/s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer & Secretary

Date: December 14, 2018